UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: August 9, 2007

PLANKTOS  CORP.

(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

000-28429 (Commission File Number)	68-0423301 (IRS Employer Identification Number)

Russ George, Chief Executive Officer
1151-C Triton Drive, Foster City, California 94404
(Address of principal executive offices)

(650) 638-1975
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

                       Page

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS	3

PART I	3
Description of Business	3
Business	3
Governmental and Environmental Regulation	5
Competition	6
Marketability	7
Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements and Labor Contracts	7
Research and Development	7
Risk Factors	7
Employees	11
Reports to Security Holders	11
Management's Discussion and Analysis	12
Strategy	12
Results of Operations	12
Income Tax Benefit (Expense)	13
Impact of Inflation	13
Capital Expenditures	13
Liquidity and Capital Resources	13
Critical Accounting Policies	14
Going Concern	14
Recent Accounting Pronouncements	15
Description of Property	16
Security Ownership of Certain Beneficial Owners and Management	17
Directors, Executive Officers, Promoters and Control Persons	17
Executive Compensation	19
Certain Relationships and Related Transactions	20
Description of Securities	20
PART II	21
Market Price of and Dividends on the Registrant's Common Equity and Other Shareholder Matters	21
Legal Proceedings	22
Changes in and Disagreements with Accountants	22
Recent Sales of Unregistered Securities	22
Indemnification of Officers and Directors	22
PART F/S	22
PART III	22

Item 3.02	UNREGISTERED SALES OF EQUITY SECURITIES	22

ITEM 5.01	CHANGES IN CONTROL OF THE REGISTRANT	23

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS	23

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS	23

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS	24

SIGNATURES	25

As used in this Current Report on Form 8-K, the terms “Corporation,” “we,” “our,” and “us” refer to Planktos Corp. and Planktos, Inc. on a consolidated basis except as otherwise indicated. The term “Planktos” refers to Planktos, Inc. and the term “Solar” refers to Solar Energy Limited. The term “Agreement” refers to the Securities Exchange Agreement and Plan of Exchange dated January 12, 2007.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 9, 2007, the Corporation acquired Planktos as a wholly owned subsidiary, pursuant to the closing of the Agreement. The Agreement, entered into on January 12, 2007 with Solar and Planktos, provided for the acquisition of 100% ownership of Planktos in exchange for an aggregate of 45,000,000 shares (post forward split, dated March 8, 2007) of our common stock and the fulfillment of certain conditions on or before closing. The Agreement was closed pursuant to the written consent of approximately 57% of our shareholders as of May 31, 2007.

PART I

DESCRIPTION OF BUSINESS

Business

Organization

The Corporation was incorporated in Nevada as eWorld Travel Corp on December 10, 1998 to provide internet-based travel services. We changed our name to GYK Ventures, Inc. on September 23, 2002, and to Diatom Corporation on July 8, 2005. On March 7, 2007 we changed our name to Planktos Corp.

Prove-Out Program

On August 17, 2005, the Corporation entered into an Iron-Fertilization Prove-Out and Purchase Agreement with Planktos and Solar to provide developmental funding for Planktos’ “iron-fertilization” prove out program of its CO2 sequestration process. The process is designed to capture CO2 from the earth’s marine environment using a proprietary “iron fertilization” process to generate commercial quantities of verifiable carbon credits to meet global demands for CO2 reduction made part of international agreements such as the Kyoto Protocol. We agreed to provide up to 25% of the program’s cost in exchange for exclusive marketing and intellectual property rights to Planktos the marine based sequestration process. We advanced $250,000 pursuant to that agreement in anticipation that Solar would initiate the “iron-fertilization” prove out program. Subsequently, we decided to acquire Planktos as a wholly owned subsidiary and enter into the business of CO2 sequestration and carbon credit sales.

CO2 Sequestration and Carbon Credit Sales

Planktos is focused on reviving marine as well as land based ecosystem health and biodiversity with the intention to slow global climate change. We have launched a two year pilot project series to restore hundreds of millions of tons of missing plankton plant life in the open seas that will sequester tens of millions of tons of CO2 in the deep ocean for centuries or more. On land, Planktos’ Hungarian subsidiary KlimaFa (translated as “Climate Forest”) intends to plant thousands of hectares of new, permanently protected, native forests or “climate parks” in the national parks system of the European Union and elsewhere.

Both ocean plankton and forest ecorestoration projects remove huge quantities of global warming CO2 from the atmosphere. Long term CO2 reductions can now be banked and traded like a commodity in international carbon markets. Consequently, our business model will not only restore the planet’s most vital biological systems but will generate the largest volume of lowest cost greenhouse gas offsets or “carbon credits” available to commercial, governmental and green consumer clients.

Rarely in history has a globally recognized environmental crises and a remedial technology emerged with such auspicious synchronicity. We are pioneering natural science intensive marine and terrestrial ecorestoration regimes that affordably offer unprecedented gains for the climate, the biosphere and our commercial objectives. Simply, restoring ocean plankton plant life to 1980’s levels of health will remove 3-4 billion tons of global warming CO2 and generate tens of billions of dollars in tradable carbon credit value.

Years before global warming began claiming headlines around the world our researchers were building on a decade of ocean international science investigations with micronutrient revival of lifeless regions of the sea. Although this restoration science was once proposed as a potent technique to revive the collapsing marine food chain, it was neither funded nor developed as an effective technology. The advent of the Kyoto Protocol, the enormous carbon sequestration potential of this work, and the developing global trade in carbon credits, has become the focus of our business model.

The Kyoto Protocol enables companies and governments to offset regulated greenhouse emission restrictions by investing in CO2 reduction programs in exchange for Carbon Emission Reduction (“CER”) credits. European nations began trading CER credits as of January 2005. CER credits are traded much like commodities with an average value of between $6 and $16 per CER (which represents one ton of CO2 or equivalent) dependent on whether the carbon credit is certified or not and depending on the date and origin of the carbon credit. The Kyoto Protocol became law effective February 16, 2005, the result of which should be a rapidly expanding multi-billion-dollar market for CER credits.

We have cultivated working partnerships with government labs and ocean science institutions to assist with measurement and verification procedures and to optimize project designs. Bankable, tradable, investment grade CER credits for corporate buyers and fund managers will be verified and certified with satellite & aerial mapping, underwater analysis methods, and bloom measuring sensors on our proprietary autonomous ocean rovers.

Russ George, our president, has been involved with ocean restoration and CO 2 sequestration since 1997 and was responsible for establishing the Planktos Foundation. Our management team is supported by an Advisory Group headed by Dr. Noel Brown (formerly the United Nations Environmental Program director) and Dr. Scott Chubb (US Naval Research Laboratory).

Forests of the Ocean

Plankton in our oceans is well documented in its utilization of photosynthesis to absorb CO2. Our near-term commercial objective is to produce CER credits at a cost of less than $1 per ton utilizing proprietary technology designed to stimulate plankton growth in the world's oceans as a means by which to sequester (isolate from the atmosphere) CO2.

Specifically, we expect to implement our program of sequestration by "iron fertilization" of the ocean, restoring this micronutrient that is vital for ocean plant growth and photosynthesis which is now scarce in marine waters. The iron is similar to that which nature has delivered to sustain the oceans throughout history, but that has been on the decline for thirty years owing to changes in land use. The fertilization process is intended to trigger vast plankton blooms which will absorb the carbon in CO2, 30-40% of which sinks deep enough to be verified as sequestered.

Our initial calculations have determined that the introduction of one ton of iron results in the biological fixation of up to 100,000 tons of CO2. Moreover, this process has three additional benefits that help to restore ecosystems of the open ocean:

▪	Support and restore diminished fish populations (additional plankton means more food);
▪	Adds to global O2 levels (more plankton results in more oxygen as some 60% of the earth’s O2 is produced by plankton); and
▪	Preserves coral reefs by reducing the acidity of the oceans.

We are committed to the implementation of the iron-fertilization prove out program during 2007.

The process of stimulating plankton growth and our overall mission can be viewed on our website: www.planktosinc.com .

Forests of the Land

A tree is composed of about 50% carbon which is produced by removing CO2 from the air through photosynthesis. KlimaFa, a Hungarian affiliate of Planktos, is dedicated to afforestation and reforestation projects in Europe and the Americas. Studies are now underway to develop an ecologically sound indigenous species mix and planting model of flora to maximize wildlife habitat and biodiversity in the respective regions. KlimaFa is currently involved in several government-assisted carbon forest projects in Hungary that intend to restore native mixed growth forests in national parks and then afforest vast tracts of retired agricultural lands.

The Kyoto Protocol recognizes a variety of mechanisms to reduce atmospheric CO 2 and other greenhouse gases, and has approved carbon sequestration from new forests. The development of forests ultimately produces valuable carbon credits. KlimaFa estimates that carbon credits produced in this manner will cost approximately $4.00 per ton. KlimaFa’s target is to plant up to 100,000 hectares over the next 24 months.

The science and news surrounding eco-restoration can be viewed on KilmaFa’s website: www.klimafa.com.

Governmental and Environmental Regulation

Planktos’ operations are subject to a variety of national, federal, state and local laws, rules and regulations relating to, among other things, worker safety and the use, storage, discharge and disposal of environmentally sensitive materials. However, Planktos’ business is designed to produce environmentally friendly “green” results for which there are no specific environmental regulations.

Planktos is in full compliance with the Resource Conservation Recovery Act ("RCRA"), the key legislation dealing with hazardous waste generation, management and disposal. Nonetheless, under some of the laws regulating the use, storage, discharge and disposal of environmentally sensitive materials, an owner or lessee of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances located on or in, or emanating from, such property, as well as related costs of investigation and property damage. Laws of this nature often impose liability without regard to whether the owner or lessee knew of, or was responsible for, the presence of hazardous or toxic substances.

Planktos is aware that there is some speculation surrounding the possible negative impact of Planktos’ type of iron-fertilization on the world’s oceans and the possible side effects of large plankton blooms. For example, it is known that plankton have a complex effect on cloud formation from the release of dimethyl sulfide (DMS) which can be converted to sulfate aerosols in the atmosphere providing cloud condensation nuclei. However, the effect of small scale plankton blooms on overall DMS production is unknown and there are no laws specifically regulating iron-fertilization.

Planktos believes that it is in compliance in all material respects with all laws, rules, regulations and requirements that affect our business. Further, Planktos believes that compliance with such laws, rules, regulations and requirements do not impose a material impediment on its ability to conduct business.

Competition

Efforts to develop a diverse array of ventures devoted to the sequestration of CO 2 are fragmented and very competitive. Although we will not compete directly with any other interests involved in the sequestration of carbon dioxide from the oceans through iron-fertilization, Planktos will compete indirectly with a number of companies, both private and public, that are active in the search for cost-effective means to sequester CO2. Many of these competitors are substantially larger and better funded than us with significantly longer histories of research and development. Therefore, we can offer no assurance that we will be successful in competing for commercial solutions with existing and emerging research and development businesses focused on similar applications.

We believe that competition in the search for the efficient sequestration of CO2 is based principally on the ability to successfully manage certain practical considerations. Competition revolves around:

▪	the development of such technologies;
▪	the price of the equipment required to capture CO2 as compared to other alternative applications and traditional systems;
▪	the period required to recover any capital cost or equipment costs from CO2 sequestration that might result from operations;
▪	the reliability of the systems;
▪	public acceptance of sequestered CO2 ; and
▪	the reputation of the manufacturer or producer.

We anticipate that, with further research and development, Planktos will respond successfully to these considerations.

Further, we believe that we have certain distinctive competitive advantages over all or many of our competitors that have enabled us to progress to our current level of technology development. The advantages include:

▪	the breadth of Planktos’ approach to applying technologies for the sequestration of CO2;
▪	the academic, technical and professional proficiency of Planktos’ chief project managers;
▪	environmental integrity; and
▪	the willingness of project managers to consider joint venture relationships with third parties to maximize resources in research and development.

All of these factors in combination with the dedication of our personnel will enable us to be competitive in the sequestration of CO2 despite potential short falls in research and development funding.

Marketability

The European CO2 market began trading CER credits like commodities in January of 2005. Within the first six months of activity, “CO2 equivalent” trading had exceeded 80 million tons. An equivalent open market is now developing in Asia, and recent trading in the U.S. and Australia has been substantial through direct transactions rather than intermediary exchanges.

European carbon tax legislation levies a $50 per ton charge on corporations for emissions in excess of their Kyoto Treaty obligations. This tax will rise to over $100 per ton in 2008. The European price per ton of sequestered CO2 has risen as high as $37, with an average price of $25. CER credits may be expected to trade between $30 and $70 per ton over the coming years . Currently, the market for quality carbon credits is in the $6.00 to $15.00 per ton range, depending on whether the credits are certified or not, depending on the date/origin of the carbon credit, and their provenance.

The total size of the market is conservatively predicted to exceed $5 billion this year. Annual sales by 2010 are commonly projected by the media to be near $100 billion per year. On Aug 7, 2005, London’s Sunday Times envisioned a volume of $55 billion per year for Europe alone. Current growth rates and conservative analyses project a several hundred billion international carbon market by 2010.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements and Labor Contracts

Planktos currently has no patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts.

Research and Development

Planktos spent $50,000 in the period ended March 31, 2007 and $92,660 since inception on research and development activities.

Risk Factors

The Corporation’s operations and securities are subject to a number of risks. Below we have identified and discussed the material risks that we are likely to face. Should any of the following risks occur, they will adversely affect our operations, business, financial condition and/or operating results as well as the future trading price and/or value of our securities.

Risks Relating to the Corporation as a Result of the Acquisition

We may not realize the anticipated benefits from the acquisition which could cause our stock price to decline.

We may not achieve the benefits we are seeking in the acquisition. Planktos may not be successful in its business efforts or if successful, tradable credit prices may not remain at their current levels. As a result, our operations and financial results may be less rewarding than anticipated, which may cause the market price of our common stock to decline.

We may not be successful in integrating the business operations of Planktos into our own business operations, stifling growth and hindering the realization of a profit.

The acquisition involves the integration of companies that have previously operated independently.  A successful integration of Planktos’ operations will depend on our ability to consolidate operations and to integrate Planktos’ management team with our own. If we are unable to do so, we may not realize the anticipated potential benefits of the acquisition, our business development could be stifled, and results of operations may not produce a profit.  Difficulties could include the loss of key employees, the disruption of Planktos’ ongoing businesses, and possible inconsistencies in standards, controls, procedures and policies.

Need for additional financing

Planktos has no revenue from operations and therefore is not able to meet operating costs. As such, the Corporation will need to raise capital within the next twelve months in addition to the $1,000,000 required by the Agreement to fund Planktos’ operations. However, there can be no assurance that we will be able to raise the required capital or that any capital raised will be obtained on terms favorable to the Corporation. Failure to obtain adequate capital will significantly curtail Planktos’ plan of operation.

We may be unable to manage the growth of our business which could negatively affect development, revenue, and fiscal independence.

We believe that if our growth plan is successful, our business has the potential to grow in size and complexity.  If our management is unable to manage growth effectively, our business development may be slowed, our operating results may not show a profit, and we may not become financially independent from outside funding sources.  Any new sustained growth would be expected to place a significant strain on our management systems and operational resources. We anticipate that new sustained growth, if any, will require us to recruit, hire and retain new personnel. We cannot be certain that we will be successful in recruiting, hiring or retaining personnel. Our ability to compete effectively and to manage our future growth, if any, will depend on our ability to maintain and improve operational, financial, and management information systems on a timely basis and to expand, train, motivate and manage our work force.  If we begin to grow, we cannot be certain that our personnel, systems, procedures, and controls will be adequate to support our operations.

Risks Related to Planktos’ Business

Planktos’ limited operating history; anticipated losses; uncertainly of future results.

Planktos was organized in 2005 and has no operating history upon which an evaluation of its business and prospects can be based. Planktos’ prospects must be evaluated with a view to the risks encountered by a company in an early stage of development, particularly in light of the uncertainties relating to the acceptance of Planktos’ business model.

Planktos will be incurring costs to develop its carbon sequestration business. There can be no assurance that Planktos will be profitable on a quarterly or annual basis. In addition, as Planktos expands its business operations it will likely need to increase its operating expenses and increase its administrative resources. To the extent that such expenses are not subsequently followed by commensurate revenues, Planktos’ business, results of operations and financial condition will be materially adversely affected.

Unpredictability of future revenues; potential fluctuations in Planktos’ quarterly results.

As a result of Planktos’ lack of operating history and the emerging nature of the market in which it competes, Planktos is unable to forecast revenues accurately. Planktos’ current and future expense levels are based largely on its investment/operating plans and estimates of future revenue and are based on Planktos’ own estimates.

Planktos may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall or delay. Accordingly, any significant shortfall or delay in revenue in relation to Planktos’ planned expenditures would have an immediate adverse affect on Planktos’ business, financial condition, and results of operations.

Dependence on key personnel.

Planktos’ performance and operating results are substantially dependent on the continued service and performance of Russ George. Planktos intends to hire additional technical personnel as they move forward with their business model. Competition for such personnel is intense, and there can be no assurance that Planktos can retain its key technical employees, or that it will be able to attract or retain highly qualified technical personnel in the future. The loss of the services of Russ George or the inability to attract and retain the necessary technical personnel could have a material adverse effect upon Planktos’ business, financial condition, operating results, and cash flows.

Future Risks Related to the Corporation’s Stock

The Corporation will need to raise additional capital to fund operations which could adversely affect our shareholders.

The Corporation will need to raise additional capital to fund operations until such time as our revenues match our expenditures. Capital realized would be used for sequestration expenses and general and administrative expenses. However, we have no commitment from any source of financing to provide us with additional capital. Should we secure a commitment to provide us with capital such commitment may obligate us to issue additional shares of the Corporation’s common stock or warrants or other rights to acquire common stock which will result in dilution to existing shareholders.

The Corporation’s stock is quoted on the OTCBB.

The Corporation’s stock is quoted on the OTCBB, which quote may limit our ability to raise money in an equity financing since many institutional investors do not consider OTCBB stocks for their portfolios. Therefore, an investors’ ability to trade our stock might be restricted as only a limited number of market makers quote OTCBB stock. Trading volumes in OTCBB stocks are historically lower, and stock prices for OTCBB stocks tend to be more volatile, than stocks traded on an exchange or the NASDAQ Stock Market. We may never qualify for trading on an exchange or the NASDAQ Stock Market.

The Corporation’s stock price is volatile.

The Corporation’s market price is subject to significant volatility and trading volumes are low. Factors affecting the Corporation’s market price include:

▪	the Corporation’s perceived prospects;
▪	negative variances in our operating results, and achievement of key business targets;
▪	limited trading volume in shares of the Corporation’s common stock in the public market;
▪	sales or purchases of large blocks of our stock;
▪	changes in, or the Corporation’s failure to meet, earnings estimates;
▪	changes in securities analysts’ buy/sell recommendations;
▪	differences between our reported results and those expected by investors and securities analysts;
▪	announcements of new contracts by the Corporation or our competitors;
▪	announcements of legal claims against us;
▪	market reaction to acquisitions or strategic investments announced by us or our competitors; and
▪	developments in the financial markets.

In addition, our stock price may fluctuate in ways unrelated or disproportionate to our operating performance. The general economic, political and stock market conditions that may affect the market price of the Corporation’s common stock are beyond our control. The market price of the Corporation’s common stock at any particular time may not remain the market price in the future. In the past, securities class action litigation has been instituted against companies following periods of volatility in the market price of their securities. Any such litigation, if instituted against us, could result in substantial costs and a diversion of management’s attention and resources.

The Corporation’s stock is a penny stock and, therefore, shareholders may face significant restrictions on their stock.

The Corporation’s stock differs from many stocks in that it is a "penny stock." The Commission defines a penny stock in Rule 3a51-1 of the Exchange Act as, generally speaking, those securities which are not listed on either NASDAQ or a national securities exchange and are priced under $5, excluding securities of issuers that (a) have net tangible assets greater than $2 million if they have been in operation at least three years, (b) have net tangible assets greater than $5 million if in operation less than three years, or (c) average revenue of at least $6 million for the last three years. OTCBB securities are considered penny stocks unless they qualify for one of the exclusions.

The Commission has adopted a number of rules to regulate penny stocks. These rules include, but are not limited to, Rules 3a5l-l, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-9 under the Exchange Act. Since our securities constitute a "penny stock" within the meaning of the rules, the rules would apply to us and our securities. The rules may further affect the ability of owners of shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark-ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

Shareholders should be aware that, according to the Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. These patterns include:

▪	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
▪	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
▪	"boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
▪	excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
▪

the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Employees

The Corporation currently has 18 employees, in addition to relying on the services of outside consultants, attorneys, and accountants as necessary, to pursue Planktos’ plan of operation and to satisfy public disclosure requirements.

Reports to Security Holders

The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. The Corporation files reports, proxy statements and other information with the Commission. The public may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The statements and forms we file with the Commission have been filed electronically and are available for viewing or copy on the Commission maintained Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the Commission. The Internet address for this site can be found at: www.sec.gov.

MANAGEMENT’S DISCUSSION AND ANALYSIS

This Management's Discussion and Analysis and Results of Operations and other parts of this report contain forward-looking statements that involve risks and uncertainties. Forward-looking statements can also be identified by words such as "anticipates," "expects," "believes," "plans," "predicts," and similar terms. Forward-looking statements are not guarantees of future performance and our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in the subsections entitled "Forward-Looking Statements and Factors That May Affect Future Results and Financial Condition" below and the subsection entitled "Risk Factors " above. The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included by reference in this report. All information presented herein is based on the period ended March 31, 2007 and year ended December 31, 2006.

Strategy

During the period ended March 31, 2007 and the year ended December 31, 2006 Planktos was, and currently is, working with U.S. and European marine research teams to plan and launch significant ocean iron fertilization projects during 2007. Initial efforts will be modest in scope and research-intensive, but are still designed to verifiably sequester carbon between hundreds of thousands and millions of tonnage per voyage.

Planktos is approaching this work with an array of qualifications:

▪	Years of experience in the basic science of the field;
▪	Collaborative arrangements and working relationships with internationally recognized marine science project partners required for certification;
▪	Sustainable resource maximization plan designs;
▪	Expertise in resource value computation and certification procedures;
▪	Market access for resource monetization and trade; and
▪	Experience in structuring all preceding factors into viable binding business plans.

Planktos expects to launch in 2007 the first of a series of up to 6 commercial scale ocean plankton blooms over 24 months designed to verifiably sequester a total of between 24 and 30 million tons of CO2. Post 2008 we intend to expand operations with the utilization of additional ships and larger blooms with a target of 250 million tons of verified CO2 sequestration by 2010.

Results of Operations

Planktos has been funded since inception from Solar and the previous sole shareholder, Russ George, in the form of loans. Virtually all of the capital raised to date has been allocated for general and administrative costs and financial obligations tied to the Iron-Fertilization Prove-Out and Purchase Agreement.

Net Losses

For the period from inception until March 31, 2007, Planktos incurred a net loss of $1,376,110. Net losses for the three month period ended March 31, 2007 were $634,839 as compared to $148,288 for the three months ended March 31, 2006. Net losses during 2006 were $615,058. Net losses are primarily attributable to general and administrative expenses, marketing and selling fees, research and development expenses, and vessel maintenance costs. General and administrative expenses include financing costs, accounting costs, consulting fees, leases, employment costs, and professional fees. Planktos did not generate any revenues during this period.

Planktos expects to continue to incur losses through the year ended 2007.

Income Tax Expense (Benefit)

Planktos has a prospective income tax benefit resulting from a net operating loss carryforward and start up costs that will offset any future operating profit.

Impact of Inflation

Planktos believes that inflation has had a negligible effect on operations since inception.

Capital Expenditures

Planktos expended no significant amounts on capital expenditures for the period from inception to March 31, 2007.

Liquidity and Capital Resources

As of March 31, 2007, Planktos had current assets totaling $125,568 and a working capital deficit of $1,327,411. The assets consist of cash on hand of $29,922, receivables of $94,172, and prepaid expenses of $1,474. Net stockholders' deficit in Planktos was $1,322,691 at March 31, 2007. Planktos is in the development stage and, since inception, has experienced significant changes in liquidity, capital resources and stockholders’ equity.

Cash flow used in operating activities was $1,301,580 for the period from inception to March 31, 2007. Cash flow used in operating activities for the three month period ended March 31, 2007 was $597,100 as compared to $147,452 for the three months ended March 31, 2006. The increase in cash flow used in operating activities in the current three month period was due primarily to an increase in net losses.

Cash flow used in operating activities was $704,480 for the period from inception to December 31, 2006. During 2006, cash flow used in operating activities was $574,610.

Cash flow provided by financing activities was $1,331,502 for the period from inception to March 31, 2007. Cash flow provided by operating activities for the three month period ended March 31, 2007 was $472,784 as compared to $173,445 for the three months ended March 31, 2006. Cash flow provided by financing activities in the current three month period can be attributed to receivable due from an affiliate.

Cash flow provided by financing activities was $858,718 for the period from inception to December 31, 2006. During 2006, cash flow provided from financing activities was $703,958.

Cash flows used for investing activities was $0 for the period from inception to March 31, 2007. Cash flow used for investing activities for the three month periods ended March 31, 2007 and March 31, 2006 was $0.

Planktos’ current assets are insufficient to conduct our plan of operation over the next twelve (12) months. Outside of the Agreement, Planktos has no current commitments or arrangements with respect to, or immediate sources of funding. Further, no assurances can be given that funding, if needed, would be available or available to Planktos on acceptable terms. Planktos’ inability to obtain funding would have a material adverse affect its plan of operation. Further, there can be no assurance offered to the public by these disclosures, or otherwise, that Planktos will be successful, or that it will ultimately succeed as a going concern.

Planktos has no current plans for the purchase or sale of any plant or equipment.

Planktos has no current plans to make any changes in the number of employees.

Critical Accounting Policies

In the notes to the audited consolidated financial statements for the year ended December 31, 2006, Planktos discusses those accounting policies that are considered to be significant in determining the results of operations and its financial position. Planktos believes that the accounting principles utilized by us conform to accounting principles generally accepted in the United States of America.

The preparation of financial statements requires management to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. By their nature, these judgments are subject to an inherent degree of uncertainty. On an on-going basis, Planktos evaluates its estimates, including those related to bad debts, inventories, intangible assets, warranty obligations, product liability, revenue, and income taxes. Planktos bases its estimates on historical experience and other facts and circumstances that are believed to be reasonable, and the results form the basis for making judgments about the carrying value of assets and liabilities. The actual results may differ from these estimates under different assumptions or conditions.

Going Concern

Due to the uncertainty of Planktos’ ability to meet its current operating expenses and the capital expenses noted above, in their report on the annual financial statements for the year ended December 31, 2006, Planktos’ independent auditors included an explanatory paragraph regarding concerns about Planktos’ ability to continue as a going concern. Planktos’ financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by Planktos’ independent auditors.

Planktos’ ability to continue as a going concern is subject to its ability to realize a profit and /or obtain funding from outside sources. Management’s plan to address our ability to continue as a going concern, include obtaining funding from the Corporation and additional funding in the form of loans and grants from various financial institutions, where possible. Although management believes that Planktos will be able to obtain the necessary funding to remain a going concern, there can be no assurances that such methods will prove successful.

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140”, to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, “Accounting for the Impairment or Disposal of Long-Lived Assets”, to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Corporation’s future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. This adoption of this statement is not expected to have a significant effect on the Corporation’s future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Corporation's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Corporation's future reported financial position or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.”

SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The Corporation is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on our financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Corporation is currently assessing the impact of SFAS No. 159 on our financial position and results of operations.

Forward Looking Statements and Factors That May Affect Future Results and Financial Condition

The statements contained in the section titled Management’s Discussion and Analysis, with the exception of historical facts, are forward looking statements within the meaning of Section 27A of the Securities Act. A safe-harbor provision may not be applicable to the forward looking statements made in this prospectus because of certain exclusions under Section 27A (b). Forward looking statements reflect our current expectations and beliefs regarding our future results of operations, performance, and achievements. These statements are subject to risks and uncertainties and are based upon assumptions and beliefs that may or may not materialize. These statements include, but are not limited to, statements concerning:

▪	our anticipated financial performance and business plan;
▪	the sufficiency of existing capital resources;
▪	our ability to raise additional capital to fund cash requirements for future operations;
▪	uncertainties related to the Corporation’s future business prospects;
▪	the ability of the Corporation to generate revenues to fund future operations;
▪	the volatility of the stock market and;
▪	general economic conditions.

We wish to caution readers that our operating results are subject to various risks and uncertainties that could cause our actual results to differ materially from those discussed or anticipated including the factors set forth in the section entitled “Risk Factors” included elsewhere in this report. We also wish to advise readers not to place any undue reliance on the forward looking statements contained in this report, which reflect our beliefs and expectations only as of the date of this report. We assume no obligation to update or revise these forward looking statements to reflect new events or circumstances or any changes in our beliefs or expectations, other than is required by law.

DESCRIPTION OF PROPERTY

Planktos currently leases office space at 1151 Triton Dr. Suite C, Foster City, California occupying approximately 5,000 square feet of designated office space at a cost of $4,200 a month. The term of the lease expires at the end of December in 2009. Planktos believes that these facilities will be adequate for its current requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of the Corporation’s common stock as of August 9, 2007, with respect to: (i) each person known to the Corporation to be the beneficial owner of more than five percent of our common stock; (ii) all directors; and (iii) directors and executive officers of the Corporation as a group. As of August 9, 2007, there were 83,673,873 shares of common stock issued and outstanding.

Title of Class	Name and Address	Shares	% of Class
Common	Russ George CEO, CFO, and PAO 1181 Chess Drive, Suite H Foster City, California 94404	0	0%
Common	Robert Fisher, director 145-925 West Georgia Street Vancouver, British Columbia V6C 3L2	50,000	<1%
Common	Joel Dumaresq, director 145-925 West Georgia Street Vancouver, British Columbia V6C 3L2	0	0%
Common	Solar Energy Limited 1181 Chess Drive, Suite H Foster City, California 94404	45,500,000	53.78%
Common	All executive officers and directors as a group (3)	50,000	<1%

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Corporation’s officers and directors who will serve until the next annual meeting or until their successors are elected or appointed and qualified, are as follows:

Name	Age	Position(s) and Office(s)
Russ George	57	Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, and Director
Robert Fisher	57	Director
Joel Dumaresq	42	Director

Russ George was appointed to the Corporation’s board of directors and as its sole executive officer on March 13, 2007. Mr. George will serve as a director until the next annual meeting of the Corporation’s shareholders and until such time as a successor is elected and qualified.

Mr. George’s experience includes a classical education in ecology followed by business experience in life resource industries. He founded Coast Range Enterprises an eco-restoration forestry company in the early 70‘s, worked for various Canadian governments in environmental management positions in Energy Mines and Petroleum Resources, Environmental Ministries and Ocean Fisheries and then returned to the private sector. In addition to his original field of expertise in ecology Mr. George has also become a recognized expert in advanced nuclear physics especially as that work pertains to quantum state fusion processes. He is a frequent invited speaker at international conferences in various fields of science and has also presented seminars at some of the world’s most prestigious scientific institutes including the US Naval Research Laboratory, Los Alamos National Laboratory, NASA Ames and NASA Lewis, General Atomics, Lawrence Livermore National Laboratory, Pacific Northwest National Laboratory, Lockheed Martin, the Electric Power Research Institute, Canadian Institute of Energy, and many universities both in North America and abroad. He has given scientific papers both invited and submitted to conferences of the American Chemical Society, American Physical Society, American Nuclear Society, Electron Microscopy Society, and American College of Nephrology.

Robert Fisher was appointed to the Corporation’s board of directors on December 12, 2006 and subsequently as sole executive officer on December 15, 2006. He resigned from the executive officer positions on March 17, 2006. Mr. Fisher will serve as a director until the next annual meeting of the Corporation’s shareholders and until such time as a successor is elected and qualified.

Mr. Fisher graduated from Trinity College Dublin University with MA, BA, and B.Comm degrees and qualified as a Canadian Chartered Accountant. He has over 20 years experience working in real estate development and the hospitality industry. Most recently Mr. Fisher was the president of International RV Resort Management Consultants, Inc. based in Vancouver, British Columbia and Spokane, Washington and was responsible for the development and management of RV parks in Washington and California. Prior to that, he was the vice-president of development for Onterra RV Resorts, Inc., a Vancouver, British Columbia and San Francisco, California based company that acquired and repositioned RV resorts in several California locations. He has also acted as a partner and consultant to various retail, investment and hotel development projects in Canada and the United States.

Joel Dumaresq was appointed to the Corporation’s board of directors on March 13, 2007. Mr. Dumaresq will serve as a director until the next annual meeting of the Corporation’s shareholders and until such time as a successor is elected and qualified.

Mr. Dumaresq is currently a senior partner at Matrix Partners, Inc. a Vancouver, British Columbia based merchant banking and private equity firm with over twenty years experience in the finance sector. Working with Matrix, Mr. Dumaresq has been involved in financings, buyouts, mergers, and the acquisition of small, medium and large business enterprises. Prior to joining Matrix, Mr. Dumaresq was involved in public sector corporate financings and has prior public company experience.

Board of Directors Committees

The board of directors has established an audit committee but is yet to adopt a definitive charter. An audit committee typically reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters, including the recommendations and performance of independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, and internal accounting and financial control policies and procedures. Certain stock exchanges currently require companies to adopt a formal written charter that establishes an audit committee that specifies the scope of an audit committee’s responsibilities and the means by which it carries out those responsibilities.

The board of directors has not established a compensation committee.

Code of Ethics

The Corporation has not adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-B of the Securities Exchange Act of 1934. A Code of Ethics applies to directors and senior officers, such as the principal executive officer, principal financial officer, controller, and persons performing similar functions. The Corporation intends to adopt a Code of Ethics.

Compliance with Section 16(a) of the Exchange Act

Based solely upon a review of Forms 3, 4 and 5 furnished to the Corporation, the Corporation is aware of certain individuals who during the period ended December 31, 2006 were either officers or directors of the Corporation or were beneficial owners of more than ten percent of the common stock of the Corporation, and who failed to file, on a timely basis, reports required by Section 16(a) of the Securities Exchange Act of 1934. Those individuals are as follows:

▪	Gabriela Sameniego failed to file on Form 3, 4 or 5 despite owning in excess of 10% of the Corporation’s common stock;
▪	Robert Fisher failed to file on Form 3 or 5 despite being appointed an officer and director of the Corporation.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The objective of the Corporation’s compensation program will be to provide compensation for services rendered by our sole executive officer and other key employees. However, since the Corporation is in the development stage company, no salary is paid to retain the services of our executive officer. We will use this form of compensation as we feel that it is adequate to retain and motivate our key employees. The amount we will deem appropriate to compensate our key employees will be determined in accordance with market forces; we have no specific formula to determine compensatory amounts at this time. While we have deemed that our current compensatory program and the decisions regarding compensation will be easy to administer and will be appropriately suited for our objectives, we may need to include salaries, options, and other compensatory elements in our compensation program.

Table

The following table provides summary information for the years 2006, 2005, and 2004 concerning cash and non-cash compensation paid or accrued by the Corporation to or on behalf of (i) the chief executive officer and (ii) any other employee to receive compensation in excess of $100,000.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Russ George*	2006	-	-	-	-	-	-	-	-
Robert Fisher**	2006	-	-	-	-	-	-	-	-

*	Chief executive officer, chief financial officer, principal accounting officer, and director
**	Former chief executive officer, chief financial officer, principal accounting officer, and director

The Corporation has no “Grants of Plan-Based Awards”, “Outstanding Equity Awards at Fiscal Year-End”, “Option Exercises and Stock Vested”, “Pension Benefits”, or “Nonqualified Deferred Compensation”. Nor does the Corporation have any “Post Employment Payments” to report.

Directors received no compensation for their services as directors in 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 13, 2007, the Corporation authorized the issuance of 50,000 shares of common stock valued at $0.86 per share to Robert Fisher, a director and former officer of the Corporation, in consideration of services of $43,000 pursuant to the exemptions from registration provided by Regulation S and Section 4(2) of the Securities Act of 1933, as amended.

DESCRIPTION OF SECURITIES

Common Stock

The Corporation is the sole shareholder of 100% of the shares of Planktos.

As of August 9, 2007, there were approximately 45 stockholders of record holding a total of there were 83,673,873 shares of the Corporation’s common stock of the 250,000,000 common shares authorized. The board of directors believes that the number of beneficial owners is substantially greater than the number of record holders because a portion of our outstanding common stock is held in broker “street names” for the benefit of individual investors. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

There are no authorized preferred shares of Planktos.

There are no authorized preferred shares of the Corporation.

Warrants

The Corporation has (i) 1,257,500 common share purchase warrants exercisable at $0.50 per share at any time until April 5, 2009, (ii) 4,267,500 common share purchase warrants exercisable at $0.27 per share at any time until January 11, 2009.

Transfer Agent and Registrar

The Corporation’s transfer agent and registrar is Michael Anzeman at Madison Stock Transfer Agency, 1688 East 16th Street, Suite 7, Brooklyn, NY 11229 (718) 627-4453)

PART II

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

The Corporation’s common stock is quoted on the Over the Counter Bulletin Board, a service maintained by the National Association of Securities Dealer, Inc. under the symbol “PLKT.” Trading in the common stock over-the-counter market has been limited and sporadic and the quotations set forth below are not necessarily indicative of actual market conditions. These prices reflect inter-dealer prices without retail mark-up, mark-down, or commission, and may not necessarily reflect actual transactions. The Corporation effected a 1.5 for 1 forward split on March 8, 2007. The high and low bid prices for the common stock for the quarters ended June 30 and March 31, 2007, and each quarter of the years ended December 31, 2006 and 2005 are as follows:

YEAR	QUARTER ENDED	HIGH	LOW
2006	June 30	$1.95	$0.96
2006	March 31	$2.56	$0.59
2005	December 31	$0.75	$0.11
2005	September 30	$0.22	$0.08
2005	June 30	$0.32	$0.12
2005	March 31	$0.35	$0.08
2004	December 31	$0.52	$0.09
2004	September 30	$0.53	$0.10
2004	June 30	$0.22	$0.01
2004	March 31	$0.01	$0.01

Dividends

Planktos has not declared any cash dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the board of directors and will depend on Planktos’ earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit Planktos’ ability to pay dividends on its common stock other than those generally imposed by applicable state law.

LEGAL PROCEEDINGS

Planktos is currently not a party to any legal proceedings.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Planktos has had no changes in or disagreements with its accountants as to accounting or financial disclosure over the two most recent fiscal years.

RECENT SALES OF UNREGISTERED SECURITIES

On February 11, 2005 Planktos authorized the issuance of 100 shares of no par value common stock to Russ George valued at $1.00 per share for services rendered as incorporator relying on exemptions provided by Section 4(2) and Regulation D of the Securities Act of 1933, as amended.

Planktos complied with the exemptions’ requirements based on the following factors: (1) the issuance was an isolated private transaction by Planktos which did not involve a public offering; (2) there was only one offeree who is a director of Planktos; (3) the offeree committed to hold the stock for at least one year; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations; and (6) the discussions that lead to the issuance of the stock took place directly between the offeree and Planktos.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

There are no provisions in the Corporation’s Articles of Incorporation, By-Laws or Resolutions of the Board of Directors, for indemnification of Officers or Directors.

PART F/S

See “Item 9.01 Financial Statements and Exhibits” below.

PART III

See “Item 9.01 Financial Statements and Exhibits” below.

Item 3.02	Unregistered Sales of Equity Securities

On July 22, 2007 the board of directors of the Corporation authorized the issuance of 45,000,000 shares of restricted common stock to Solar in exchange for all of the outstanding shares of Planktos. On May 31, 2007 shareholders representing the requisite number of votes necessary to execute a written consent in accordance with the provisions set forth in Title 7, Article 78, Section 390 of the Nevada Revised Statutes and Article II, Section 10 of the Corporation’s bylaws, approving the issuance. The Corporation relied on exemptions provided by Section 4(2) of the Securities Act.  No sales commissions were paid in connection with this transaction.

The Corporation made this offering based on the following factors: (1) the issuance was an isolated private transaction by the Corporation which did not involve a public offering; (2) there was only one offeree who was issued the Corporation’s stock in exchange for the outstanding shares of Planktos; (3) the offeree stated its intention not to resell the stock; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations; and (6) the negotiations that lead to the issuance of the stock took place directly between the offeree and the Corporation.

ITEM 5.01	CHANGES IN CONTROL OF THE REGISTRANT

The Agreement required the Corporation to cancel 45,000,000 outstanding (post forward split, dated March 8, 2007) shares for return to authorized and to issue 45,000,000 new (post forward split, dated March 8, 2007) shares to Solar in exchange for a 100% interest in Planktos. The share cancellation did not dilute the ownership or voting power of existing stockholders. However, the share issuance did constitute a change of control of the registrant since our stockholders existing prior to the closing of the Agreement retained approximately 46.22% of our outstanding shares while Solar acquired approximately 53.78% of our outstanding shares.

Change of Control Information

Although the Corporation carried on as a small business, we were a “shell company,” as defined in Rule 12b-2 of the Exchange Act, prior to the change of control and acquisition of Planktos. Therefore, in accordance with paragraph (a)(8) of Item 5.01 of Form 8-K, we are required to provide the information that would be required if we were filing a Form 10-SB registration statement under the Exchange Act. Reference is made to the disclosures set forth in Item 2.01 of this current report, which disclosures are incorporated herein by reference.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On May 29, 2007, our board of directors approved an amendment to our Articles of Incorporation, recommending to our shareholders an increase in the number of shares of common stock authorized for issuance to 250,000,000 shares, par value $0.001. On May 31, 2007 shareholders representing the requisite number of votes necessary to execute a written consent in accordance with the provisions set forth in Title 7, Article 78, Section 390 of the Nevada Revised Statutes and Article II, Section 10 of the Corporation’s bylaws, approving the amendment. We have filed the amendment with the Secretary of State of the State of Nevada.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS

Pursuant to the acquisition of Planktos, as disclosed in Item 2.01 of this current report, the Corporation ceased being a shell company on August 9, 2007. Reference is made to the disclosures set forth in Item 2.01 of this current report, which disclosures are incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

Financial Statements

The financial tables and notes for the Corporation and Planktos as well as the Corporation’s pro forma disclosure should be read together with Planktos’ “Management’s Discussion and Analysis” and “Results of Operations” incorporated by this report. The financial data for the year ended December 31, 2006 is comprised of audited financial statements. The financial data for the three months ended March 31, 2007 is comprised of unaudited, interim financial statements. All of the aforementioned financial statements are incorporated herein by reference to the Corporation’s Definitive Schedule 14C filed with the Commission on June 20, 2007.

Exhibits

The following exhibits are filed herewith or incorporated by reference:

Item	Description

3(i)(a)	Articles of Incorporation (incorporated by reference to the Corporation’s Form 10-SB filed with the Commission on January 31, 2000)

3(i)(b)	Amendment of the Corporation’s Articles of Incorporation (incorporated by reference to the Corporation’s Form 8-K filed with the Commission on September 24, 2002)

3(i)(c)	Amendment of the Corporation’s Articles of Incorporation (attached hereto)

3(i)(d)	Amendment of the Corporation’s Articles of Incorporation (attached hereto)

3(i)(e)	Amendment of the Corporation’s Articles of Incorporation (attached hereto)

3(ii)	By-laws (incorporated herein by reference to the Corporation’s Form 10-SB filed with the Commission on January 31, 2000)

10(i)	Iron-Fertilization Prove-Out and Purchase Agreement with Solar, dated August 17, 2005 (incorporated by reference to the Corporation’s Form 10-QSB/A filed with the Commission on September 7, 2005)

10(ii)	Securities Exchange Agreement and Plan of Exchange with Solar, dated January 12, 2007 (incorporated by reference to the Corporation’s Form 8-K filed with the Commission on January 19, 2007)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Planktos Corp.	Date

By: /s/ Russ George	August 9, 2007

Name: Russ George

Title:	Chief Executive Officer